Exhibit 16








April 8, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form
8-K of CFS Bancorp, Inc. dated April 5, 2005 and filed April 8,
2005, as contained in the first five paragraphs, and are in agreement with those statements.



/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Oak Brook, Illinois


cc:  Mr. Greg Blaine,
     Audit Committee Chairman
     CFS Bancorp, Inc.